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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in the registration statements (Nos. 333-59309, 333-90108, 333-12321, 333-27611 and 333-90110) on Form S-3 and registration statements (Nos. 33-64580, 33-89726, 333-2404, 333-3480, 333-59529 and 333-57766) on Form S-8 of Mothers Work, Inc. of our report dated November 11, 2002, with respect to the consolidated balance sheets of Mothers Work, Inc. as of September 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2002, which report appears in the September 30, 2002 Annual Report on Form 10-K of Mothers Work, Inc. Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," as of October 1, 2001.

/s/ KPMG LLP

Philadelphia, Pennsylvania
December 30, 2002

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INDEPENDENT AUDITORS' CONSENT